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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):   September 15, 1999
                                                        ------------------



                               PHOTRONICS, INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


               Connecticut          0-15451           06-0854886
           --------------------   -----------     ------------------
             (State or other      (Commission      (I.R.S. Employer
              jurisdiction        File Number)    Identification No.)
                                of Incorporation)


           1061 East Indiantown Road, Jupiter, FL              33477
           --------------------------------------              -----
          (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:   (561) 745-1222
                                                      --------------


                                      N/A
 ................................................................................
         (Former name or former address, if changes since last report)


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Item 5.  Other Events

On September 15, 1999, Align-Rite International, Inc., a California corporation ("Align-Rite") and Photronics, Inc., a Connecticut corporation ("Photronics"), announced that they had signed an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly owned subsidiary of Photronics will merge with and into Align-Rite, with Align-Rite to be the survivor and to be a wholly owned subsidiary of Photronics.

Pursuant to the terms of the Merger Agreement, each outstanding share of Align-Rite's common stock will be converted into a number of shares of Photronics common stock determined by dividing $23.09 by the average of the daily average per share high and low sales prices of one share of Photronics common stock as reported on Nasdaq for each of the 20 trading days preceding the three days prior to Align-Rite's shareholder meeting; provided, however, that (i) if the average Photronics share price during such 20-day trading period is less than $21.00, the conversion number will be $1.0995 and (ii) if the average Photronics share price during such 20-day trading period is greater than $28.25, the conversion number will be $0.8173. Align-Rite may terminate the Merger Agreement if the average Photronics share price during such 20-day trading period is less than $16.00.

The transaction is subject to the approval of both Photronics and Align-Rite shareholders. The transaction is also subject to various regulatory and closing conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Certain of the major shareholders of Align-Rite owning an aggregate of approximately 14.5% of the total number of outstanding shares of Align-Rite common stock have entered into voting agreements with Photronics (the "Align-Rite Voting Agreement") pursuant to which such shareholders have agreed, among other things, to vote or cause to be voted their shares of Align-Rite common stock in favor of the transaction. Certain of the major shareholders of Photronics owning an aggregate of approximately 12.3% of the total number of outstanding shares of Photronics common stock have entered into voting agreements with Align-Rite (the "Photronics Voting Agreement") pursuant to which such shareholders have agreed, among other things, to vote or cause to be voted their shares of Photronics common stock in favor of the transaction.

Copies of the Merger Agreement, the Photronics Voting Agreement, the Align-Rite Voting Agreement and a joint press release of Photronics and Align-Rite are attached hereto as Exhibits 2.1, 10.1, 10.2 and 99.1, respectively. The foregoing description of the Merger Agreement, the Photronics Voting Agreement and the Align-Rite Voting Agreement are qualified in their entirety by reference to the full text of such exhibits. The Merger Agreement, the Photronics Voting Agreement, the Align-Rite Voting Agreement and the press release are hereby incorporated by reference.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of business acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  See Exhibits Index for the list of exhibits filed herewith.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PHOTRONICS, INC.


                                        /s/ Robert J. Bollo
September 24, 1999                      By:    Robert J. Bollo
                                        Title: Vice President-Finance

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                                 EXHIBITS INDEX


Exhibit
  No.   Description
------- -----------

2.1 Agreement and Plan of Merger dated as of September 15, 1999 among Photronics, Inc., AL Acquisition Corp. and Align-Rite International, Inc.

10.1 Voting Agreement dated as of September 15, 1999 among Photronics, Inc. and certain shareholders of Align-Rite International, Inc.

10.2 Voting Agreement dated as of September 15, 1999 between Align-Rite International, Inc. and a certain shareholder of Photronics, Inc.

99.1    Press Release dated September 15, 1999

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